Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

RALEIGH, NC - February 26, 2014, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial and operating results for the fourth quarter of 2013 and the full year of 2013.

Fourth Quarter 2013 Highlights

•	Total Investment Portfolio: $664.4 million

•	Total Net Assets (Equity): $445.8 million

•	Net Asset Value Per Share (Book Value): $16.10

•	Weighted Average Yield on Debt Investments: 14.1%

•	Efficiency Ratio (G&A Expenses/Total Investment Income): 16.4%

•	Investment Portfolio Activity for the Quarter Ended December 31, 2013

•	Cost of investments made during the period: $61.9 million

•	Principal repayments (excluding PIK interest repayments) during the period: $24.1 million

•	Proceeds related to the sale of equity investments during the period: $13.1 million

•	Financial Results for the Quarter Ended December 31, 2013

•	Total investment income: $22.0 million

•	Net investment income: $13.2 million

•	Net investment income per share: $0.48

•	Dividends paid per share: $0.54

•	Net realized gains: $12.1 million

•	Net increase in net assets resulting from operations: $17.8 million

•	Net increase in net assets resulting from operations per share: $0.64

Full Year 2013 Highlights

•	Efficiency Ratio (G&A Expenses/Total Investment Income): 19.1%

•	Investment Portfolio Activity for the Year Ended December 31, 2013

•	Cost of investments made during the period: $174.3 million

•	Principal repayments (excluding PIK interest repayments) during the period: $213.4 million

•	Proceeds related to the sale of equity investments during the period: $34.0 million

•	Financial Results for the Year Ended December 31, 2013

•	Total investment income: $101.0 million

•	Net investment income: $61.5 million

•	Net investment income per share: $2.23

•	Dividends paid per share: $2.16

•	Net realized gains: $18.4 million

•	Net increase in net assets resulting from operations: $81.2 million

•	Net increase in net assets resulting from operations per share: $2.94

In commenting on the Company’s results, Garland S. Tucker, III, Chairman and Chief Executive Officer, stated, “We are obviously very pleased to report record operating and financial results for 2013. We generated net investment income of $2.23 per share and paid dividends to our shareholders of $2.16 per share, which represented a 6.9% increase over the dividends we paid in 2012. In addition, our investment portfolio generated over $18 million in net realized gains which has enabled us to declare two special distributions to shareholders totaling $0.30 per share to be paid during the first half of 2014. As we look ahead to the next several quarters, our portfolio performance is strong, our balance sheet is very favorably structured, and we have significant liquidity for new investment opportunities - all which position us very well for continued success.”

Fourth Quarter 2013 Results

Total investment income during the fourth quarter of 2013 was $22.0 million, compared to total investment income of $25.0 million for the fourth quarter of 2012, representing a decrease of 11.9%. The Company’s decrease in investment income was primarily attributable to a year-over-year decrease in the size of our investment portfolio resulting from portfolio company repayments and investment realizations, which generated $18.4 million in net realized long-term gains during the year.

Net investment income during the fourth quarter of 2013 was $13.2 million, compared to net investment income of $15.5 million for the fourth quarter of 2012, representing a decrease of 14.8%. Net investment income per share during the fourth quarter of 2013 was $0.48, based on weighted average shares outstanding during the quarter of 27.7 million, compared to $0.57 per share during the fourth quarter of 2012, based on weighted average shares outstanding of 27.3 million.

The Company’s net increase in net assets resulting from operations was $17.8 million during the fourth quarter of 2013, as compared to $15.6 million during the fourth quarter of 2012. The Company’s net increase in net assets resulting from operations was $0.64 per share during the fourth quarter of 2013, based on weighted average shares outstanding of 27.7 million, as compared to $0.57 per share during the fourth quarter of 2012, based on weighted average shares outstanding of 27.3 million.

Full Year 2013 Results

For the year ended December 31, 2013, total investment income was $101.0 million, compared to total investment income of $90.4 million for the year ended December 31, 2012, representing an increase of 11.8%. During 2013, the increase in the Company’s total investment income was primarily attributable to increases in interest income, fee income and dividend income. This increase was primarily attributable to higher year-over-year average portfolio loan balances, as well as an increase in non-recurring fee, dividend and PIK interest income of $6.5 million.

Net investment income for 2013 was $61.5 million, compared to net investment income of $57.7 million during 2012, representing an increase of 6.7%. Net investment income per share during 2013 was $2.23, based on a weighted average share count of 27.6 million, compared to $2.16 per share during 2012, based on a weighted average share count of 26.7 million.

For the year ended December 31, 2013, Triangle recorded net unrealized appreciation of investments in the amount of $1.8 million and a net realized gain on investments of $18.4 million. For the year ended December 31, 2012, Triangle recorded net unrealized depreciation of investments in the amount of $2.9 million and a net realized gain on investments of $6.7 million. As a result of these events, the Company’s net increase in net assets resulting from operations during the year ended December 31, 2013, was $81.2 million as compared to $60.1 million for the year ended December 31, 2012. The Company’s net increase in net assets resulting from operations was $2.94 per share during 2013, based on the Company’s weighted average shares outstanding of 27.6 million, compared to $2.25 per share in 2012, based on the Company’s weighted average shares outstanding of 26.7 million.

The Company’s net asset value per share at December 31, 2013, was $16.10, based on total shares outstanding at December 31, 2013, of 27.7 million, as compared to the Company’s net asset value per share at December 31, 2012, of $15.30, based on total shares outstanding at December 31, 2012, of 27.3 million. As of December 31, 2013, the Company’s weighted average yield on all of its outstanding debt investments (other than non-accrual debt investments) was 14.1%, compared to 14.6% at December 31, 2012.

Dividends and distributions per share for the year ended December 31, 2013, totaled $2.16 compared to dividends and distributions of $2.02 during 2012, representing an increase of 6.9%.

Liquidity and Capital Resources

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer of the Company, stated, “Our liquidity of approximately $318 million totals 48% of the fair value of our investment portfolio, which is a particularly strong metric, especially considering the long-term composition of our balance sheet. As a result, we believe our significant liquidity and prudent capitalization position us very well in 2014’s improving investing environment.”

At December 31, 2013, the Company had cash and cash equivalents totaling $133.3 million, and $153.8 million of available borrowing capacity under its $165.0 million senior credit facility.

As of December 31, 2013, the Company had outstanding non-callable, fixed-rate Small Business Administration (“SBA”) guaranteed debentures totaling $193.3 million with a weighted average interest rate of 4.1%. The Company has the ability to issue $31.3 million in additional SBA-guaranteed debentures.

Dividend and Distribution Information

As previously announced, on February 24, 2014, Triangle’s board of directors declared a cash dividend of $0.54 per share which was the Company’s twenty-ninth consecutive quarterly dividend since its initial public offering in February, 2007.

The Company’s dividend will be payable as follows:

Record Date:         March 12, 2014
Payment Date:         March 26, 2014
Amount Per Share:    $0.54

This quarterly dividend is separate and apart from the two special cash distributions Triangle announced on February 12, 2014. The special distributions total $0.30 per share and will consist of two equal payments of $0.15 per share in March and June of 2014. Based on the regular quarterly dividend of $0.54 per share for the first quarter of 2014 and the special distributions totaling $0.30 per share, Triangle’s current annualized cash payout is $2.46 per share.

The Company’s additional capital gain distributions will be payable as follows:

Record Date:         March 5, 2014
Payment Date:         March 26, 2014
Amount Per Share:    $0.15

Record Date:          May 28, 2014
Payment Date:         June 25, 2014
Amount Per Share:    $0.15

Portfolio Investments

During the year ended December 31, 2013, the Company made eleven new investments, including recapitalizations of existing portfolio companies, totaling $137.6 million, fourteen additional debt investments in existing portfolio companies totaling $33.4 million, and six additional equity investments in existing portfolio companies totaling $3.3 million. The Company also sold equity investments in seventeen portfolio companies for total proceeds of $34.0 million, resulting in realized gains totaling $19.3 million. The Company had nineteen portfolio company loans repaid at par totaling $183.8 million, resulting in realized gains totaling $4.8 million. In addition, normal principal repayments, partial loan prepayments and payment-in-kind interest repayments totaled $40.0 million. We had three portfolio company loans settled at less than par with proceeds totaling $1.7 million and recognized realized losses of $5.7 million in the year ended December 31, 2013.

New investment transactions which occurred during the fourth quarter of 2013 include:

In November, 2013, the Company made a $17.5 million subordinated debt investment in The Berry Family of Nurseries (“Berry”). Berry is one of the largest wholesale plant nurseries in the United States. Berry primarily sells perennial plants to large retailers throughout the Eastern United States.

In December, 2013, the Company made an $8.8 million investment in Flowchem, Ltd. ("Flowchem") consisting of subordinated debt and equity. Flowchem provides drag reducing additives and support services to crude oil pipeline operators.

In December, 2013, the Company made a $10.0 million subordinated debt investment in Chromaflo Technologies, LLC (“Chromaflo”). Chromaflo develops, manufactures and distributes architectural and industrial colorants for the paint and coatings industries.

In December, 2013, the Company made an $8.5 million investment in Danville Materials, LLC ("Danville") consisting of senior debt and equity. Based in San Ramon, CA, Danville designs, manufactures and sells dental equipment and materials.

New portfolio investments subsequent to quarter end are summarized as follows:

In January, 2014, the Company made a $9.8 million subordinated debt investment in On Event Services LLC, an Atlanta-based, national provider of live event productions and on-site audiovisual services.

In January, 2014, the Company made a $14.8 million investment in Justrite Manufacturing Company LLC (“Justrite”) consisting of subordinated debt and equity. Justrite designs, develops and supplies storage, handling and security products for hazardous materials, as well as environmental protection and spill containment devices.

In January, 2014, the Company made a $12.5 million investment in AGM Automotive, Inc. (“AGM”) consisting of subordinated debt and equity. Headquartered in Troy, Michigan, AGM is a global supplier of automotive interior trim, lighting and electrical components.

In February, 2014, the Company made a $13.2 million investment in PetroLiance, LLC (“PetroLiance”) consisting of subordinated debt and equity. Headquartered in Raleigh, NC, PetroLiance is a leading value-added, specialty distributor of industrial, commercial and passenger vehicle lubricants, fuel and ancillary products and services.

Annual Meeting of Stockholders

The 2014 Annual Meeting of Stockholders of Triangle Capital Corporation will be held at the Woman’s Club of Raleigh, 3300 Woman’s Club Drive, Raleigh, North Carolina 27612 on Wednesday, May 7, 2014, at 8:30 a.m. (Eastern Time) for stockholders of record as of the close of business on February 28, 2014.

Conference Call to Discuss Fourth Quarter and Full Year 2013 Results

Triangle has scheduled a conference call to discuss fourth quarter and full year 2013 operating and financial results for Thursday, February 27, 2014, at 9:00 a.m. (Eastern Time).

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until March 3, 2014. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 49594561.

Triangle’s quarterly and annual results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until March 28, 2014.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $35.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $3.0 million and $35.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov and stockholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contacts

Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	December 31,
	2013	2012
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $528,021,069 and $565,737,092 at December 31, 2013 and 2012, respectively)	$546,043,946	$579,078,939
Affiliate investments (cost of $107,418,051 and $123,019,204 at December 31, 2013 and 2012, respectively)	107,536,534	123,408,445
Control investments (cost of $18,378,665 and $11,474,208 at December 31, 2013 and 2012, respectively)	10,792,709	4,315,339
Total investments at fair value	664,373,189	706,802,723
Cash and cash equivalents	133,304,346	72,300,423
Interest and fees receivable	5,255,760	2,650,178
Prepaid expenses and other current assets	831,544	403,123
Deferred financing fees	11,063,716	12,323,430
Property and equipment, net	60,525	55,535
Total assets	$814,889,080	$794,535,412
Liabilities:
Accounts payable and accrued liabilities	$7,493,928	$6,405,570
Interest payable	3,017,645	3,136,574
Taxes payable	1,064,544	3,210,989
Deferred income taxes	3,514,376	1,342,456
Borrowings under Credit Facility	11,221,246	—
Notes	149,500,000	149,500,000
SBA-guaranteed debentures payable	193,285,211	213,604,579
Total liabilities	369,096,950	377,200,168
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 27,697,483 and 27,284,798 shares issued and outstanding as of December 31, 2013 and 2012, respectively)	27,697	27,285
Additional paid in capital	409,042,893	403,322,097
Investment income in excess of distributions	8,610,735	6,783,161
Accumulated realized gains on investments	20,665,371	1,972,940
Net unrealized appreciation of investments	7,445,434	5,229,761
Total net assets	445,792,130	417,335,244
Total liabilities and net assets	$814,889,080	$794,535,412
Net asset value per share	$16.10	$15.30

TRIANGLE CAPITAL CORPORATION
Consolidated Statements of Operations

	Year Ended December 31,
	2013	2012	2011
Investment income:
Loan interest, fee and dividend income:
Non-Control / Non-Affiliate investments	$71,521,118	$61,903,487	$42,733,900
Affiliate investments	12,022,682	12,835,193	8,137,269
Control investments	190,609	210,019	1,377,232
Total loan interest, fee and dividend income	83,734,409	74,948,699	52,248,401
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	12,661,244	11,486,261	8,321,758
Affiliate investments	4,335,276	3,421,855	2,274,514
Control investments	23,975	80,502	157,335
Total payment-in-kind interest income	17,020,495	14,988,618	10,753,607
Interest income from cash and cash equivalent investments	273,461	431,150	361,973
Total investment income	101,028,365	90,368,467	63,363,981
Operating expenses:
Interest and other financing fees	20,234,583	16,412,898	10,901,913
General and administrative expenses	19,264,885	16,293,172	11,965,985
Total operating expenses	39,499,468	32,706,070	22,867,898
Net investment income	61,528,897	57,662,397	40,496,083
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	15,882,401	3,869,571	1,894,677
Affiliate investments	4,828,062	1,953,166	—
Control investments	(2,290,919)	838,039	9,078,810
Net realized gains (losses)	18,419,544	6,660,776	10,973,487
Net unrealized appreciation (depreciation):
Investments	1,811,265	(2,878,015)	6,367,473
Foreign currency borrowings	404,408	—	—
Net unrealized appreciation (depreciation)	2,215,673	(2,878,015)	6,367,473
Net realized and unrealized gains (losses) on investments and foreign currency borrowings	20,635,217	3,782,761	17,340,960
Loss on extinguishment of debt	(412,673)	(829,811)	(157,590)
Provision for taxes	(539,561)	(551,830)	(908,416)
Net increase in net assets resulting from operations	$81,211,880	$60,063,517	$56,771,037
Net investment income per share — basic and diluted	$2.23	$2.16	$2.07
Net increase in net assets resulting from operations per share —basic and diluted	$2.94	$2.25	$2.90
Dividends declared per common share	$2.16	$2.02	$1.77
Weighted average number of shares outstanding — basic and diluted	27,576,302	26,740,776	19,555,268

TRIANGLE CAPITAL CORPORATION
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net increase in net assets resulting from operations	$81,211,880	$60,063,517	$56,771,037
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(174,320,204)	(348,938,154)	(224,996,843)
Repayments received/sales of portfolio investments	247,354,440	159,278,326	66,345,192
Loan origination and other fees received	2,150,794	5,631,915	4,364,689
Net realized (gain) loss on investments	(18,419,544)	(6,660,776)	(10,973,487)
Net unrealized (appreciation) depreciation on investments	(3,983,185)	2,164,302	(6,787,628)
Net unrealized depreciation on foreign currency borrowings	(404,408)	—	—
Deferred income taxes	2,171,920	713,714	420,155
Payment-in-kind interest accrued, net of payments received	(4,977,824)	(5,885,069)	(6,110,494)
Amortization of deferred financing fees	1,547,332	1,150,466	787,902
Loss on extinguishment of debt	412,673	829,811	157,590
Accretion of loan origination and other fees	(3,890,192)	(3,414,778)	(1,751,182)
Accretion of loan discounts	(1,484,751)	(1,899,914)	(1,178,229)
Accretion of discount on SBA-guaranteed debentures payable	180,632	177,075	172,638
Depreciation expense	40,151	33,038	27,295
Stock-based compensation	3,980,708	3,030,757	1,909,808
Changes in operating assets and liabilities:
Interest and fees receivable	(2,605,582)	(766,783)	(1,015,768)
Prepaid expenses and other current assets	(428,421)	220,195	(504,167)
Accounts payable and accrued liabilities	1,088,358	2,288,748	1,847,924
Interest payable	(118,929)	(385,358)	1,133,427
Deferred revenue	—	—	(37,500)
Taxes payable	(2,146,445)	1,808,123	1,204,887
Net cash provided by (used in) operating activities	127,359,403	(130,560,845)	(118,212,754)
Cash flows from investing activities:
Purchases of property and equipment	(45,141)	(30,269)	(37,952)
Net cash used in investing activities	(45,141)	(30,269)	(37,952)
Cash flows from financing activities:
Borrowings under SBA-guaranteed debentures payable	—	30,000,000	31,100,000
Repayments of SBA-guaranteed debentures payable	(20,500,000)	(40,810,000)	(9,500,000)
Borrowings under credit facility	11,625,654	26,000,000	30,400,000
Repayments of borrowings under credit facility	—	(41,000,000)	(15,400,000)
Proceeds from notes	—	149,500,000	—
Financing fees paid	(700,291)	(7,620,818)	(1,428,127)
Proceeds from public stock offerings, net of expenses	—	77,122,974	128,636,252
Common stock withheld for taxes upon vesting of restricted stock	—	(2,885,904)	(643,308)
Taxes paid on deemed distribution of long-term capital gains	—	(2,494,033)	(495,233)
Cash dividends paid	(56,735,702)	(51,789,022)	(32,370,760)
Net cash provided by (used in) financing activities	(66,310,339)	136,023,197	130,298,824
Net increase (decrease) in cash and cash equivalents	61,003,923	5,432,083	12,048,118
Cash and cash equivalents, beginning of year	72,300,423	66,868,340	54,820,222
Cash and cash equivalents, end of year	$133,304,346	$72,300,423	$66,868,340
Supplemental disclosure of cash flow information:
Cash paid for interest	$17,980,390	$15,075,903	$8,675,796
Summary of non-cash financing transactions:
Dividends paid through DRIP share issuances	$2,899,813	$3,300,031	$4,215,462